EXHIBIT NO. 99.(j) 1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references made to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information of MFS Conservative Allocation Fund, MFS Moderate Allocation Fund, MFS Growth Allocation Fund, MFS Aggressive Growth Allocation Fund, MFS International Value Fund, MFS International Growth Fund, MFS Emerging Markets Equity Fund and MFS Global Bond Fund, each a series of MFS Series Trust X, in Post-Effective Amendment No. 91 to the Registration Statement (Form N-1A, No. 33-1657).

We also consent to the incorporation by reference, in such Statement of Additional Information of our reports, dated July 17, 2013, with respect to the financial statements and financial highlights of MFS Conservative Allocation Fund, MFS Moderate Allocation Fund, MFS Growth Allocation Fund, MFS Aggressive Growth Allocation Fund, MFS International Value Fund, MFS International Growth Fund, MFS Emerging Markets Equity Fund and MFS Global Bond Fund included in the Annual Reports to Shareholders for the fiscal year ended May 31, 2013.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
September 23, 2013